UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               March 22, 2022

ConocoPhillips

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

925 N. Eldridge Parkway
Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	COP	New York Stock Exchange
7% Debentures due 2029	CUSIP – 718507BK1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On March 22, 2022, ConocoPhillips (“COP”) issued a press release announcing the final results of the previously announced private offers to exchange (i) 6.50% Notes due 2039 and 5.90% Notes due 2038, each issued by COP, 5.95% Notes due 2036 issued by Burlington Resources LLC (“Burlington”), and 5.95% Notes due 2046 issued by ConocoPhillips Company (“CPCo”) for a combination of up to $2.0 billion in aggregate principal amount of new 4.025% notes due 2062 issued by CPCo and cash and (ii) 6.95% Notes due 2029 and 7.00% Notes due 2029, each issued by CPCo, 7.40% Notes due 2031 and 7.20% Notes due 2031, each issued by Burlington, and 7.25% Notes due 2031 issued by Burlington Resources Oil & Gas Company LP for a combination of up to $1.0 billion in aggregate principal amount of new 3.758% notes due 2042 issued by CPCo and cash. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by ConocoPhillips on March 22, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

Date:March 22, 2022	By:	/s/ Andrew M. O’Brien
	Name:	Andrew M. O’Brien
	Title:	Vice President and Treasurer